UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
_________________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 23, 2010
__________________________

PC MALL, INC.
(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

2555 West 190th Street, Suite 201
Torrance, California  90504
 (Address of Principal Executive Offices) (Zip Code)

(310) 354-5600
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 2.03	Creating of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 23, 2010, AF Services, LLC (“AF Services”), a wholly-owned subsidiary of PC Mall, Inc. (“PC Mall”), entered into a lease agreement with SARCOM Properties, Inc., renewing a lease which expired on December 31, 2009, for space utilized by PC Mall’s wholly-owned subsidiary, SARCOM, Inc. This new lease agreement is for substantially the same leased space for a total of 121,486 square feet of office and warehouse/distribution space in Lewis Center, Ohio, and covers a period of five years beginning on January 1, 2010. The monthly base rent, commencing on January 1, 2010, is $45,000, plus applicable operating and maintenance fees and taxes. Thereafter, the monthly base rent increases 2% annually. AF Services’ obligation under the sublease agreement is guaranteed by PC Mall.

A copy of the sublease agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item  9.01             Financial Statements and Exhibits.

(d)	Exhibits
10.1	Lease Agreement, Executed By and Between SARCOM Properties, Inc. and AF Services, LLC, effective January 1, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.
                                                                                                                                                 (Registrant)

Date: February 26, 2010	By:	/s/ Brandon H. LaVerne
Brandon H. LaVerne Chief Financial Officer

Index to Exhibit

Exhibit No.	Description

10.1	Lease Agreement, Executed By and Between SARCOM Properties, Inc. and AF Services, LLC, effective January 1, 2010